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                                                                EXHIBIT h(26)(e)

                                 AMENDMENT NO. 4
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated December 3, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Security Life of Denver Insurance Company, a Colorado life insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A


      FUNDS AVAILABLE UNDER THE                 SEPARATE ACCOUNTS                CONTRACTS FUNDED BY THE SEPARATE
              POLICIES                         UTILIZING THE FUNDS                           ACCOUNTS
      -------------------------                -------------------               --------------------------------
AIM V.I. Government Securities Fund            Separate Account A1         o        THE EXCHEQUER VARIABLE ANNUITY

AIM V.I. Capital Appreciation Fund             Separate Account L1         o        FIRST LINE VARIABLE UNIVERSAL LIFE
AIM V.I. Government Securities Fund                                        o        FIRST LINE II VARIABLE UNIVERSAL LIFE
                                                                           o        STRATEGIC ADVANTAGE VARIABLE UNIVERSAL LIFE
                                                                           o        STRATEGIC ADVANTAGE II VARIABLE UNIVERSAL LIFE
                                                                           o        VARIABLE SURVIVORSHIP UNIVERSAL LIFE
                                                                           o        CORPORATE BENEFITS VARIABLE UNIVERSAL LIFE
                                                                           o        ESTATE DESIGNER VARIABLE UNIVERSAL LIFE
                                                                           o        STRATEGIC BENEFIT VARIABLE UNIVERSAL LIFE

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:   3-2-00
                ----------


                                        AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN             By: /s/ ROBERT H. GRAHAM
        ---------------------------         -----------------------------------
Name:  Nancy L. Martin                  Name:  Robert H. Graham
Title: Assistant Secretary              Title: President


(SEAL)



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                                       SECURITY LIFE OF DENVER INSURANCE COMPANY



Attest: /s/ ERIC BANTA                 By: /s/ GARY W. WAGGONER
        ---------------------------        ------------------------------------

Name:  Eric Banta                      Name:  Gary W. Waggoner
      -----------------------------

Title: Assistant Secretary             Title: Vice President
       ----------------------------


(SEAL)


                                       ING AMERICA EQUITIES, INC.



Attest: /s/ ERIC BANTA                 By: /s/ JAMES L. LIVINGSTON, JR.
        ---------------------------        ------------------------------------

Name:  Eric Banta                      Name:  James L. Livingston, Jr.
      -----------------------------

Title: Assistant Secretary             Title: President
       ----------------------------


(SEAL)



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